Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 , 02-41729 through 02-41957

05-44167, 05-44168, 05-44170,

05-44171, 05-44172, 05-44174,

05-44178, 05-44190, 05-44192,

05-44193, 05-44195, 05-44196,

05-44197, 05-44198, 05-44200

and 05-60107*

Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period ended February 28, 2006**

Debtors’ Address:

5619 DTC Parkway

Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Operating Income:  $50,419

($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: March 27, 2006

/s/ Scott D. Macdonald
Scott D. Macdonald
Senior Vice President
and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*  Refer to Schedule VI for a listing of Debtors by Case Number.

** All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

 UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except share data)

February 28, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$465,028
Restricted cash	25,917
Accounts receivables, net	114,610
Receivable for securities	10,029
Other current assets	195,558
Total current assets	811,142
Noncurrent assets:
Restricted cash	264,254
Investments in equity affiliates	7,128
Receivable from Non-Filing Entities	717,915
Property and equipment, net	4,181,172
Intangible assets, net	7,035,222
Other noncurrent assets, net	100,360
Total assets	$13,117,193

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$155,329
Subscriber advance payments and deposits	33,323
Accrued liabilities	541,325
Deferred income	20,537
Current portion of parent and subsidiary debt	916,082
Total current liabilities	1,666,596

Noncurrent liabilities:
Other liabilities	26,529
Deferred revene	56,220
Deferred income taxes	749,421
Total noncurrent liabilities	832,170

Liabilities subject to compromise	18,415,463
Total liabilities	20,914,229

Minority’s interest in equity of subsidiary	71,124

Stockholders’ equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,154
Accumulated other comprehensive income	47
Accumulated deficit	(17,410,369)
Treasury stock, at cost	(27,937)
Total stockholders’ equity	(7,868,160)
Total liabilities and stockholders’ equity	$13,117,193

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Month Ended February 28, 2006	Forty-four Months Ended February 28, 2006

Revenue	$362,550	$13,991,806

Cost and expenses:
Direct operating and programming	208,813	8,983,188
Selling, general and administrative	28,970	1,064,044
Investigation, re-audit and sale transaction costs	6,326	267,483
Depreciation and amortization	69,126	3,927,388
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets, net	(1,104)	(10,917)
Total costs and expenses	312,131	16,409,281

Operating income (loss)	50,419	(2,417,475)

Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $116,152 and $4,486,408 during February 2006 and during the forty-four months ended February 28, 2006, respectively)	(49,702)	(1,653,650)
Impairment of cost and available for sale investments	—	(18,282)
Other income (expense), net	1,738	(299,110)
Total other expense, net	(47,964)	(1,971,042)

Income (loss) from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority’s interest	2,455	(4,388,517)
Reorganization expenses due to bankruptcy	7,021	(289,953)
Income (loss) from continuing operations before income taxes, share of losses of equity affiliates and minority’s interest	9,476	(4,678,470)
Income tax benefit (expense)	—	(207,563)
Share of losses of equity affiliates, net	(9)	(122,100)
Minority’s interest in loss of subsidiary	744	77,466
Income (loss) from continuing operations before cumulative effect of accounting change	10,211	(4,930,667)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)
Income (loss) before cumulative effect of accounting change	10,211	(5,059,416)
Cumulative affect of accounting change	—	(262,847)
Net income (loss)	10,211	(5,322,263)
Beneficial conversion feature	—	(19,419)
Net income (loss) applicable to common stockholders	$10,211	$(5,341,682)

Basic and diluted income (loss) per weighted average share of common stock	$0.04	$(21.05)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Month Ended February 28, 2006	Forty-four Months Ended February 28, 2006

Cash flows from operating activities:
Net income (loss)	$10,211	$(5,322,263)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	69,126	3,927,388
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
Gains on dispositions of long-lived assets	(1,104)	(56,147)
Amortization of debt issuance costs	282	112,222
Impairment of cost and available-for-sale investments	—	18,282
Provision for government settlement	—	400,794
Reorganization expenses due to bankruptcy	(7,021)	289,953
Deferred tax expense	—	237,710
Share of losses of equity affiliates, net	9	122,100
Minority’s interest in loss of subsidiary	(744)	(77,466)
Other noncash gains	—	31,928
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	15,155	(129,729)
Net cash provided by operating activities before
payment of reorganization expenses	85,914	2,084,982
Reorganization expenses paid during the period	(2,601)	(276,780)
Net cash provided by operating activities	83,313	1,808,202

Cash flows from investing activities:
Capital expenditures for property, plant and equipment	(40,992)	(2,313,426)
Change in restricted cash	(1,922)	(288,043)
Proceeds from sale of investments	1,104	330,297
Other	2,656	95,500
Net cash used in investing activities	(39,154)	(2,175,672)

Cash flows from financing activities:
Proceeds from debt	44,000	2,051,750
Repayments of debt	(3,529)	(1,246,347)
Payment of debt issuance costs	—	(111,252)
Net cash provided by financing activities	40,471	694,151

Change in cash and cash equivalents	84,630	326,681
Cash and cash equivalents, beginning of period	380,398	138,347
Cash and cash equivalents, end of period	$465,028	$465,028

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”) and its consolidated subsidiaries (collectively, the “Company”) are engaged primarily in the cable television business.  The cable systems owned by the Company are located in 31 states and Brazil.  In June 2002, Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On October 6 and November 15, 2005, certain additional subsidiaries filed voluntary petitions to reorganize at which time they became part of the Debtors and the Chapter 11 Cases.  Adelphia has entered into definitive agreements with Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) providing for the sale of substantially all of the Company’s U.S. assets.  For additional information, see Note 2.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code.  All inter-entity transactions between the Debtors are eliminated.  The Non-Filing Entities as of February 28, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications.  As of and for the month ended February 28, 2006, the Non-Filing Entities were not significant to the consolidated financial position, results of operations or cash flows of the filing entities.  The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Debtors’ Chapter 11 reorganization proceedings.  In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders’ equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

In May 2002, certain members of the family of John J. Rigas (“Rigas Family”) resigned from their positions as directors and executive officers of the Company.  In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002.  Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the “Rigas Family Entities”).  The Rigas Family Entities include certain cable television entities formerly owned by the Rigas Family that are subject to co-borrowing arrangements with the Company (the “Rigas Co-Borrowing Entities”), as well as other Rigas Family entities (the “Other Rigas Entities”).  Pursuant to a Consent Order of Forfeiture entered by the United States District Court for the Southern District of New York (the “District Court”) on June 8, 2005 (the “Forfeiture Order”), all right, title and interest of the Rigas Family and the Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corporation (“Bucktail”)), certain specified real estate and any securities of the Company held by the Rigas Family and the Rigas Family Entities were forfeited to the United States.  Such assets and securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to an agreement between the Company and United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”) discussed in Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company.  However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.  In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission (“SEC”) on October 6, 2005 (“2004 Annual Report”) and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005.  The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access these reports.  Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report.  The Company has not completed the preparation of financial statements for periods subsequent to September 30, 2005 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended.  The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements.  For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ income, expenditures or general financial condition, but rather, a current compilation of the Debtors’ books and records.  The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On June 25, 2002 (“Petition Date”), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.  On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11.  On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11.  The Debtors, which include Century and the subsequent filers, are currently operating their business as debtors-in-possession under Chapter 11.

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed.  The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization.  Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”).  The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively.  In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period.  However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request.  The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made.  No hearing has been scheduled.  For additional information, see Note 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Confirmation of Plan of Reorganization

The Debtors have filed several proposed joint plans of reorganization and related disclosure statements with the Bankruptcy Court.  The Debtors most recently filed their Fourth Amended Joint Plan of Reorganization (the “Plan”) and related Fourth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court on November 21, 2005.  The Plan contemplates, among other things, consummation of the Sale Transaction (as defined below) and distribution of the cash and Time Warner Cable Inc. (“TWC”) Class A common stock (the “TWC Class A Common Stock”) received pursuant to the Sale Transaction to the stakeholders of the Debtors in accordance with the Plan.

For the Plan to be confirmed and become effective, the Debtors must, among other things:

•                  obtain an order of the Bankruptcy Court approving the Disclosure Statement as containing “adequate information;”

•                  solicit acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan;

•                  obtain an order from the Bankruptcy Court confirming the Plan; and

•                  consummate the Plan.

By order dated November 23, 2005, the Bankruptcy Court approved the Disclosure Statement as containing “adequate information.”  By December 12, 2005, the Debtors completed the mailing of the solicitation packages.  The voting deadline to accept or reject the Plan is April 6, 2006, and in the case of securities held through an intermediary, the deadline for instructions to be received by the intermediary is April 3, 2006 or such other date as specified by the applicable intermediary.  The confirmation hearing on the Plan is scheduled to commence on April 24, 2006.  Before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the Plan or (ii) the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the objections of dissenting classes.  In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code.

Sale of Assets

Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase substantially all of the Company’s U.S. assets and assume certain of its liabilities (the “Sale Transaction”).  Upon the closing of the Sale Transaction, Adelphia will receive an aggregate consideration of cash in the amount of approximately $12.7 billion plus shares of TWC Class A Common Stock, which are expected to represent 16% of the outstanding equity securities of TWC as of the closing.  Such percentage: (i) assumes the redemption of Comcast’s interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (as defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration.  The TWC Class A Common Stock is expected to be listed on The New York Stock Exchange. The purchase price payable by TW NY and Comcast is subject to certain adjustments.  TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. (“Time Warner”).  TWC and Comcast and certain of their affiliates have also agreed to swap certain cable systems and unwind Comcast’s investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC (“TWE”).  The Sale Transaction does not include the Company’s interest in Century/ML Cable Venture (“Century/ML Cable”), a joint venture that owns and operates cable systems in Puerto Rico, which Century and ML Media Partners, L.P. (“ML Media”) sold to San Juan Cable, LLC (“San Juan Cable”) effective October 31, 2005.  For additional information see Notes 6 and 7.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As part of the Sale Transaction, Adelphia has agreed to transfer to TW NY and Comcast the assets related to the cable systems that are nominally owned by the Rigas Co-Borrowing Entities and are managed by the Company (such Rigas Co-Borrowing Entities, are herein referred to as the “Managed Cable Entities”).  Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) have been forfeited to the United States.  Pursuant to the Non-Prosecution Agreement, the Company expects to obtain ownership (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) of all of the Rigas Co-Borrowing Entities other than two small entities (Coudersport and Bucktail).  Upon obtaining ownership of such Rigas Co-Borrowing Entities, the Company expects to file voluntary petitions to reorganize such entities in proceedings jointly administered with the Debtors’ Chapter 11 Cases.  Once these entities emerge from bankruptcy, Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Managed Cable Entities (other than Coudersport and Bucktail) as part of the Sale Transaction.  If the Company is unable to transfer all of the assets of the Managed Cable Entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and $390,000,000, respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY within 15 months of the closing.  Adelphia believes that the failure to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase price reduction of approximately $23,000,000, reflecting a reduction to the purchase price payable by TW NY of approximately $15,000,000 and by Comcast of approximately $8,000,000.

Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the asset purchase agreement between TW NY and Adelphia.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, the Sale Transaction cannot be consummated.  The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the “FCC”) to the transfer of certain licenses, and, subject to certain exceptions, any applicable approvals of local franchising authorities (“LFAs”) to the change in ownership of the cable systems operated by the Company, to the extent not preempted by section 365 of the Bankruptcy Code; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); (iii) the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions, except in certain circumstances; (v) approval of the shares of TWC Class A Common Stock to be issued in the Sale Transaction for listing on the New York Stock Exchange; (vi) entry by the Bankruptcy Court of a final order confirming the Plan and, contemporaneously with the closing of the Sale Transaction, consummation of the Plan; (vii) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the “DoJ”); (viii)  the absence of any material adverse effect with respect to TWC’s business and certain significant components of the Company’s business (without taking into consideration any loss of subscribers by the Company’s business (or the results thereof) already reflected in the projections specified in the asset purchase agreements or the purchase price adjustments); (ix) the number of eligible basic subscribers (as the term is used in the purchase agreements) served by the Company’s cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (x) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (xi) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P. (“Century-TCI”), Parnassos Communications, L.P. (“Parnassos”) and Western NY Cablevision L.P. (“Western NY Cablevision”); and (xii) the provision of certain audited and unaudited financial information by Adelphia.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Subject to the Expanded Transaction (as defined below), the closing under each purchase agreement is also conditioned on a contemporaneous closing under the other purchase agreement.  On January 31, 2006, the Federal Trade Commission closed its antitrust investigation under the HSR Act of the Sale Transaction.  In addition, the Company believes that it has received the necessary applicable approvals of LFAs to the change in ownership of the cable systems operated by the Company.  The Company expects the closing of the Sale Transaction to occur by July 31, 2006, the date under the purchase agreements after which either party may terminate, subject to certain exceptions, the applicable purchase agreement if the closing has not already occurred.

Pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast’s purchase agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust approvals (the “Expanded Transaction”).  In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities of Century-TCI, Parnassos and Western NY Cablevision, which shall not be less than $549,000,000 or more than $600,000,000.  Consummation of the Sale Transaction, however, is not subject to the consummation of the agreement by TWC, Comcast and certain of their affiliates to swap certain cable systems and unwind Comcast’s investments in TWC and TWE, as described above.  There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the Expanded Transaction.

The purchase agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the purchase agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353,000,000 and Comcast a termination fee of $87,500,000.

The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia’s Current Report on Form 8-K filed with the SEC on April 25, 2005.  Certain fees are due to the Company’s financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value.  Additional fees may be payable depending on the outcome of the sales process.  Such fees cannot be determined until the closing of the Sale Transaction.

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code.  Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations.  As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization.  Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits.  The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business.  In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court.  Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.  For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ liabilities will be determined during the Debtors’ claims resolution process.  The Bankruptcy Court established a bar date of January 9, 2004 for filing proofs of claim against the Debtors’ estates.  A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ Schedules of Liabilities.  However, under

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

certain limited circumstances, claimants may file proofs of claims after the bar date.  As of the bar date, approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed, and as of December 31, 2005, approximately 18,000 proofs of claim asserting approximately $3.78 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims.  The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability.  The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims.  The Debtors expect that the claims resolution process will take significant time to complete following consummation of the Plan.  As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

The Debtors have filed numerous omnibus objections that address $3.68 trillion in claims, consisting primarily of duplicative claims.  Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court.  Hearings on certain claims objections are ongoing.  Certain other objections have been adjourned to allow the parties to continue to reconcile such claims.  Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

In order to provide liquidity following the commencement of the Chapter 11 Cases, the Debtors entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the “DIP Facility”).  On May 10, 2004, the Debtors entered into a $1,000,000,000 extended debtor-in-possession credit facility (the “First Extended DIP Facility”), which amended and restated the DIP Facility in its entirety.  On February 25, 2005, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Second Extended DIP Facility”), which amended and restated the First Extended DIP Facility in its entirety.  On March 17, 2006, the Debtors entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Third Extended DIP Facility”), which amended and restated the Second Extended DIP Facility in its entirety.  For additional information, see Note 4.

Exit Financing Commitment

On February 25, 2004, Adelphia executed a commitment letter and certain related documents pursuant to which a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000,000 in exit financing.  Following the Bankruptcy Court’s approval on June 30, 2004 of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses.  In light of the agreements with TW NY and Comcast, on April 25, 2005, the Company informed the exit lenders of its election to terminate the exit financing commitment, which termination became effective on May 9, 2005.  As a result of the termination, the Company recorded a charge of $58,267,000 during 2005, which represents previously unpaid commitment fees of $45,428,000, the nonrefundable fee of $10,000,000 and certain other expenses.

Going Concern

As a result of the Company’s filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company’s ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”).  The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern.  In accordance with SOP 90-7, all pre-petition liabilities

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subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims.  Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings.  In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.  Liabilities not subject to compromise are separately classified as current or noncurrent.  Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy.  Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

•                  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

•                  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all.  A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•                  extending the Third Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Third Extended DIP Facility and remaining in compliance with the financial covenants thereunder.  A failure to obtain an extension to the Third Extended DIP Facility would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company.;

•                  being able to successfully implement the Company’s business plans, decrease basic subscriber losses, renew franchises and offset the negative effects that the Chapter 11 filing has had on the Company’s business, including the impairment of customer and vendor relationships; failure to do so will result in reduced operating results and potential impairment of assets;

•                  resolving material litigation;

•                  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

•                  motivating and retaining key executives and employees.

Presentation

For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7.  SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations.  Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  Liabilities subject to compromise consist of the following (amounts in thousands):

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2006

Parent and subsidiary debt	$11,560,585
Parent and subsidiary debt under co-borrowing credit facilities	4,576,375
Accounts payable	919,498
Accrued liabilities	1,210,211
Series B Preferred Stock	148,794
Liabilities subject to compromise	$18,415,463

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events.  Such adjustments may be material to the amounts reported as liabilities subject to compromise.

Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208,000) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt.  Similarly, amortization of the deferred issuance costs for the Company’s redeemable preferred stock was also terminated at the Petition Date.  For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings.  In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Reorganization Expenses Due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy.  These expenses are offset by the interest earned during reorganization.  Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees.  The Company is currently aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases.  Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate.  In addition, pursuant to their employment agreements, the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors’ emergence from bankruptcy.  Under the employment agreements, the value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence.  Pursuant to the employment agreements, these equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the “Board”).  As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors, related efforts to comply with applicable laws and regulations and the Sale Transaction.  These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs.  These expenses have been included in investigation, re-audit and sale transaction costs in the accompanying consolidated statements of operations.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Impairment of Long-Lived Assets

A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Forty-four months ended February 28, 2006

Intangible assets, net (a)	$2,059,073
Other assets – Convergence (b)	49,756
Impairment of long-lived assets	$2,108,829

(a) Intangible assets, net

As a result of the Debtors’ Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002.  As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905,000 and franchise rights by $1,212,860,000 to their respective estimated fair values.  The Petition Date of the Chapter 11 filing substantially coincided with the Company’s annual impairment testing date.

The Company, as a result of its annual impairment test, recorded additional impairments of $12,426,000, $77,241,000 and $641,000 in 2005, 2004 and 2003, respectively, related to franchise rights.

(b) Other Assets

“Convergence” was an internal operations, call center and billing system that the Company began developing in 1998.  After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system.  As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4:  Debt

The carrying value of the Company’s debt is summarized below as of February 28, 2006 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Second Extended DIP Facility (a)	$901,809
Capital lease obligations	14,271
Unsecured other subsidiary debt	2
Current portion of parent and subsidiary debt	$916,082

Liabilities subject to compromise
Parent debt – unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,424
Total subsidiary debt	4,774,112

Deferred financing fees	(134,208)

Parent and subsidiary debt before Co-Borrowing Facilities (Note 2)	$11,560,585

Co-Borrowing Facilities (d) (Note 2)	$4,576,375

(a)  Second Extended DIP Facility

In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (the “Loan Parties”) entered into the $1,500,000,000 DIP Facility.  On May 10, 2004, the Loan Parties entered into the $1,000,000,000 First Extended DIP Facility, which superseded and replaced in its entirety the DIP Facility.  On February 25, 2005, the Loan Parties entered into the $1,300,000,000 Second Extended DIP Facility, which superseded and replaced in its entirety the First Extended DIP Facility.  The Second Extended DIP Facility was approved by the Bankruptcy Court on February 22, 2005 and closed on February 25, 2005.

The Second Extended DIP Facility matures upon the earlier of March 31, 2006 or the occurrence of certain other events, as described in the Second Extended DIP Facility.  The Second Extended DIP Facility consists of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan.  The proceeds from the borrowings under the Second Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Second Extended DIP Facility.  The Second Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties.  The applicable margin on loans extended under the

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Second Extended DIP Facility is 1.25% per annum in the case of Alternate Base Rate loans and 2.25% per annum in the case of Adjusted LIBOR Rate loans.  In addition, under the Second Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum.

In connection with the closing of the Second Extended DIP Facility, on February 25, 2005, the Loan Parties borrowed an aggregate of $578,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness outstanding under the First Extended DIP Facility, including accrued and unpaid interest, and certain fees and expenses.  In addition, all of the participations in the letters of credit outstanding under the First Extended DIP Facility were transferred to certain lenders under the Second Extended DIP Facility.

The terms of the Second Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Second Extended DIP Facility.  The Second Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

On March 9, 2005 and December 30, 2005, certain Loan Parties cash collateralized certain letters of credit outstanding under the Second Extended DIP Facility in connection with the consummation of certain asset sales.  On May 27, 2005, July 6, 2005 and February 28, 2006, certain Loan Parties made mandatory prepayments of principal on the Second Extended DIP Facility in connection with the consummation of certain asset sales.  As a result, the total commitment of the entire Second Extended DIP Facility was reduced to $1,269,677,000, with the total commitment of the Tranche A Loan being reduced to $770,541,000.  As of February 28, 2006, $402,673,000 under the Tranche A Loan has been drawn and letters of credit totaling $83,799,000 have been issued under the Tranche A Loan, leaving availability of $284,069,000 under the Tranche A Loan.  Furthermore, as of February 28, 2006, the entire $499,136,000 under the Tranche B Loan has been drawn.

The foregoing summary of certain material terms and conditions of the Second Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Second Extended DIP Facility, and is qualified in its entirety by reference to the Second Extended DIP Facility, Amendments No. 1, 3, 4 and 5 thereto, copies of which are attached as exhibits to Adelphia’s Current Reports on Form 8-K filed with the SEC on February 25, 2005, April 13, 2005, May 25, 2005, August 25, 2005 and December 23, 2005, respectively.

Third Extended DIP Facility

On March 17, 2006, the Loan Parties entered into the $1,300,000,000 Third Extended DIP Facility, which supersedes and replaces in its entirety the Second Extended DIP Facility.  The Third Extended DIP Facility was approved by the Bankruptcy Court on March 16, 2006, and closed on March 17, 2006.  Except as set forth below, the material terms and conditions of the Third Extended DIP Facility are substantially identical to the material terms and conditions of the Second Extended DIP Facility, including the covenants and collateral securing the Third Extended DIP Facility.

The Third Extended DIP Facility generally matures upon the earlier of August 7, 2006 or the occurrence of certain other events, as described in the Third Extended DIP Facility. The Third Extended DIP Facility is comprised of an $800,000,000 Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 Tranche B Loan. The proceeds from borrowings under the Third Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Third Extended DIP Facility. The Third Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Third Extended DIP Facility was reduced (when compared to the Second Extended DIP Facility) to 1.00% per annum in the case of Alternate Base Rate loans and 2.00% per annum in the case of Adjusted LIBOR rate loans, and the commitment fee with respect to the unused

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

portion of the Tranche A Loan is 0.50% per annum (which is the same fee that was charged under the Second Extended DIP Facility).

In connection with the closing of the Third Extended DIP Facility, on March 17, 2006, the Loan Parties borrowed an aggregate of $916,000,000 thereunder, and used all such proceeds and a portion of available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the Second Extended DIP Facility. In addition, all of the participations in the letters of credit outstanding under the Second Extended DIP Facility were transferred to certain lenders under the Third Extended DIP Facility.

The foregoing summary of certain material terms and conditions of the Third Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Third Extended DIP Facility, and is qualified in its entirety by reference to the Third Extended DIP Facility, a copy of which is attached as an exhibit to Adelphia’s Current Reports on Form 8-K filed with the SEC on March 23, 2006.

(b)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c)  Convertible Subordinated Notes

At February 28, 2006, the convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000.  Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes.  The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in any securities of the Company held by the Rigas Family and the Rigas Family Entities were forfeited to the United States on June 8, 2005, and such securities are expected to be conveyed to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the Non-Prosecution Agreement. The Company will recognize the benefits of such conveyance when it occurs.  For additional information, see Note 7.

(d)  Co-Borrowing Facilities

The Co-Borrowing Facilities represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001.  Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility.  All amounts outstanding under Co-Borrowing Facilities at February 28, 2006 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Amounts outstanding pursuant to the Co-Borrowing Facilities as of February 28, 2006 are as follows (amounts in thousands):

Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities	2,846,156
Total included as debt of the Company	$4,576,375

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at February 28, 2006	8.09%

Note 5:  TelCove Spin-off and Bankruptcy Proceedings

Adelphia Business Solutions, Inc., now known as TelCove (“TelCove”), was a majority-owned subsidiary of the Company through January 11, 2002 (the “TelCove Spin-off Date”).  On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the “TelCove Spin-off”) to holders of Adelphia $0.01 par value Class A common stock and Adelphia $0.01 par value Class B common stock.  Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove.  TelCove owns, operates and manages entities that provide competitive local exchange carrier (“CLEC”) telecommunications services.  On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock.  On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code.  Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code.  TelCove emerged from Chapter 11 on April 7, 2004.

On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

On February 21, 2004, the parties executed a global settlement agreement (the “Global Settlement”) that resolves, among other things, certain claims put forth by both TelCove and Adelphia.  The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove’s businesses.  Additionally, the parties executed various annexes to the Global Settlement (collectively, the “Annex Agreements”) that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party.  Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets.  On March 23, 2004, the Bankruptcy Court approved the Global Settlement.  The Company recorded a $97,902,000 liability during the fourth quarter of 2003 to provide for the Global Settlement.  The Annex Agreements became effective in accordance with their terms on April 7, 2004.

On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941,000 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove.  On August 20, 2004, the Company paid TelCove an additional $2,464,000 pursuant to the Global

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Settlement in connection with the resolution and release of certain claims.  On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 6:  Century/ML Cable

Century/ML Cable owned and operated cable systems located in Puerto Rico.  Century/ML Cable was a joint venture between ML Media and Century.  On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code.  This bankruptcy proceeding is administered separately from that of the Debtors.

On June 3, 2005, Century entered into an interest acquisition agreement with ML Media, Century/ML Cable, Century-ML Cable Corporation (a subsidiary of Century/ML Cable) and San Juan Cable (the “IAA”), pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable.  On August 9, 2005, Century/ML Cable filed its plan of reorganization (the “Century/ML Plan”) and its related disclosure statement (the “Century/ML Disclosure Statement”) with the Bankruptcy Court.  On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement.  On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA.  On October 31, 2005, the sale of Century/ML Cable to San Juan Cable (the “Century/ML Sale”) was consummated and the Century/ML Plan became effective.

The preliminary purchase price paid by San Juan Cable in connection with the Century/ML Sale was approximately $519,000,000 plus a working capital adjustment of $82,735,000.  The purchase price is subject to certain adjustments, including a review of the working capital adjustment, the Operating Cash Flow (as defined in the IAA) for the twelve months prior to the Century/ML Sale and the number of basic subscribers.  In connection with the Century/ML Sale, $25,000,000 of the purchase price was deposited into an indemnity escrow account to indemnify San Juan Cable against any misrepresentation or breach of warranty, covenant or agreement by Century/ML Cable and $13,500,000 of the purchase price was deferred and is subject to offset to the extent of any additional tax liabilities owed by Century/ML Cable for periods prior to the Century/ML Sale.  In addition, $35,626,000 of the purchase price was deposited into an account jointly held in the name of Century and ML Media to fund the obligations of Century/ML Cable that were not assumed by San Juan Cable (the “Century/ML Cable Account”).  Century and ML Media have each received proceeds of $263,770,000 from the Century ML Sale that were placed in escrow for the benefit of each party pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.  Subsequent to the closing of the Century/ML Sale, Century and ML Media each received $5,000,000 of proceeds from the Century/ML Cable Account which were placed in their respective escrow accounts.  ML Media may elect to receive a distribution of up to $70,000,000 from the proceeds of the Century/ML Sale.  In the event that ML Media elects to receive a distribution, Century is entitled to receive a distribution of the same amount from its escrow.  As of December 31, 2005, ML Media and Century had each received a distribution of $10,000,000 from their respective escrow accounts.  The Company recognized a gain of $45,234,000 on the sale of Century/ML Cable.

On January 14, 2006, Century and ML Media submitted an adjustment certificate to San Juan Cable seeking additional proceeds of $4,321,000.  On February 13, 2006, Century and ML Media received a notice from San Juan Cable rejecting the adjustment certificate and requesting additional proceeds of $50,000,000 from Century and ML Media.  The parties are in discussions regarding the various proposed adjustments.  The Company does not believe that the resolution of this matter will have a material impact to the Company’s financial condition or results of operations.

Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.  For additional information regarding the potential litigation, see Note 7.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 7:  Litigation Matters

SEC Civil Action and DoJ Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount.  The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.  On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The Company’s contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash.  In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company.  If, however, the Sale Transaction (or another sale) is not consummated and instead the Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia.  Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization.  The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement.  Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Rigas Co-Borrowing Entities forfeited by the Rigas Family and Rigas Family

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Entities, certain specified real estate forfeited by the Rigas Family and Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and Rigas Family Entities prior to forfeiture.  The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order).  A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Rigas Co-Borrowing Entities, certain specified real estate and any securities described above forfeited by the Rigas Family and Rigas Family Entities, free and clear of all liens, claims, encumbrances, or adverse interests.  The forfeited Rigas Co-Borrowing Entities anticipated to be transferred to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company.  Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court.  Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court approving these settlements.  The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement.  On March 24, 2006, various parties appealed the District Court's order affirming the Bankruptcy Court's approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”). The District Court’s order is subject to further appeal.  The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed.  The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”).  This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia.  On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”).  The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable; and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties.  The Rigas Family

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agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail); (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement.  The appeals of the Bankruptcy Court’s approval remain pending.

In June 2005, the Company paid and expensed the aforementioned $11,500,000 in legal defense costs.  The Adelphia-Rigas Settlement Agreement releases the Company from further obligation to provide funding for legal defense costs for the Rigas Family.

The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”).  On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud.  On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud.  The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court.  On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action.  John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts).  Michael J. Mulcahey was acquitted of all 23 counts against him.  The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him.  On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges.  The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice.  On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial.  On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively.  John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (in a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities.  On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

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On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Rigas Co-Borrowing Entities with the exception of Coudersport and Bucktail; (ii) certain specified real estate; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family.  The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail), certain specified real estate and any securities of the Company were forfeited to the United States.  Such assets and securities are expected to be transferred to the Company (subject to completion of forfeiture proceedings before a federal judge to determine if there are any superior claims) pursuant to the Non-Prosecution Agreement.  On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company.  Since that time, petitions have been filed by three lending banks, each asserting an interest in the Rigas Co-Borrowing Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal.  In addition, petitions have been filed by two local franchising authorities with respect to two of the Rigas Co-Borrowing Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties.  The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on April 21, 2006.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family.  Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims.  These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania.  Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas.  Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware.  On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions.  The remaining three Delaware derivative actions were consolidated on May 22, 2002.  On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Exchange Act and

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SEC Rule 10b-5.  Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933.  Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings.  On December 22, 2003, lead plaintiffs filed a consolidated class action complaint.  Motions to dismiss have been filed by various defendants.  Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims.  The parties continue to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed.  The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper.  The individual actions against the Company also seek damages of an unspecified amount.

Pursuant to section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions.  These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement.  One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance.  The third action alleges fraud and seeks rescission, damages and attorneys’ fees.  This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado.  The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown.  These actions have been stayed pursuant to the automatic stay provisions of section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken.  Adelphia has opposed such requests for relief.

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The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family.  Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set.  If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court.  Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

No pleadings have been filed in the adversary proceeding since September 2003.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable’s management, the buy/sell rights of ML Media and various other matters.

In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications, Inc. (“Arahova”), a direct subsidiary of Adelphia and Century’s immediate parent, in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable’s assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable’s assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages.  The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century’s ability to make capital expenditures without ML Media’s approval.  Adelphia and Century were held in contempt of that order in early 2001.

In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings (“Highland”), a general partnership then owned and controlled by members of the Rigas Family, entered into a Leveraged Recapitalization Agreement (the “Recap Agreement”), pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable (the “Redemption”) on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest.  Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption; (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable.  Under the terms of the Recap Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company’s obligations.

On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court.  Century/ML Cable was operating its business as a debtor-in-possession.

By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date.  If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a pre-petition breach of the Recap Agreement.  Therefore, Adelphia and Century are potentially exposed to “rejection damages,” which may include the revival of ML Media’s claims under the state court actions described above.

Adelphia, Century, Highland, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement.  On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia’s challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the

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execution of the Recap Agreement.  The Bankruptcy Court also indicated that it would allow Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance to proceed.

ML Media has alleged that it is entitled to elect recovery of either $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above.  Adelphia, Century and Century/ML Cable have disputed ML Media’s claims, and the Plan contemplates that ML Media will receive no distribution until such dispute is resolved.

On June 3, 2005, Century entered into the IAA pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable.  On August 9, 2005, Century/ML Cable filed the Century/ML Plan and the Century/ML Disclosure Statement with the Bankruptcy Court.  On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement.  On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA.  On October 31, 2005, the Century/ML Sale was consummated and the Century/ML Plan became effective.  Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolves the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media.  Pursuant to the IAA and the Century/ML Plan, Adelphia was granted control over Century/ML Cable’s counterclaims in the litigation.  Adelphia has since withdrawn Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance.  On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims.  On January 13, 2006, ML Media replied to Adelphia’s and Century’s amended counterclaims and moved for summary judgment against Adelphia and Century on both Adelphia’s and Century’s remaining counterclaims and the issue of Adelphia’s and Century’s liability.  Adelphia and Century filed their response to ML Media’s summary judgment motion, as well as cross-motions for summary judgment, on March 13, 2006.

On March 9, 2006, Highland filed a motion to withdraw the reference, which, if granted, would transfer the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media from the Bankruptcy Court to the District Court.

On March 16, 2006, the Bankruptcy Court stayed all discovery for 30 days (except for certain expert depositions).  Adelphia and Century have the right to seek to renew the stay.

The Bankruptcy Court has tentatively scheduled trial to begin on June 26, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

On December 29, 2003, the Ad Hoc Committee of holders of Adelphia’s 6% and 3.25% convertible subordinated notes (collectively, the “Subordinated Notes”), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the “X Clause Plaintiffs”), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs’ complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia.  The basis for the X Clause Plaintiffs’ claim is a provision in the applicable indentures, commonly known as the “X Clause,” which provides that any distributions under a plan of reorganization comprised solely of “Permitted Junior Securities” are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new

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common stock of Adelphia would meet the definition of “Permitted Junior Securities” set forth in the indentures, and therefore be exempt from subordination.

On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations.  Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law.  The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan of reorganization.  In addition, the Creditors’ Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs’ complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication.  In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors’ Committee’s motion to dismiss without ruling on the merits of the various cross-motions for summary judgment.  The Bankruptcy Court’s dismissal of the action was without prejudice to the X Clause Plaintiffs’ right to bring the action at a later date, if appropriate.

Subsequent to entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia.  The indenture trustee for the Adelphia senior notes (the “Senior Notes Trustee”), together with certain other constituents, disputed this position.

On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute (the “X Clause Litigation Motion”).  By order dated January 11, 2006, the Bankruptcy Court found that the X Clause dispute was ripe for adjudication and directed interested parties to litigate the dispute prior to plan confirmation (the “X Clause Pre-Confirmation Litigation”).  A hearing on the X-Clause Pre-Confirmation Litigation was held on March 9 and March 10, 2006.  The matter is now under review by the Bankruptcy Court.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Franchise Transfer Litigation

On March 20, 2002, the Company commenced an action (the “California Cablevision Action”) in the United States District Court for the Central District of California, Western Division, seeking, among other things, declaratory and injunctive relief precluding the City of Thousand Oaks, California (the “City”) from denying permits on the grounds that the Company failed to seek the City’s prior approval of an asset purchase agreement (the “Asset Purchase Agreement”), dated December 17, 2001, between the Company and Verizon Media Ventures, Inc. d/b/a Verizon Americast (“Verizon Media Ventures”).  Pursuant to the Asset Purchase Agreement, the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the “Verizon Cable Assets”) located in the City for use in the operation of the Company’s cable business in the City.

On March 25, 2002, the City and Ventura County (the “County”) commenced an action (the “Thousand Oaks Action”) against the Company and Verizon Media Ventures in California State Court alleging that Verizon Media Ventures’ entry into the Asset Purchase Agreement and conveyance of the Verizon Cable Assets constituted a breach of Verizon Media Ventures’ cable franchises and that the Company’s participation in the transaction amounted to actionable tortious interference with those franchises.  The City and the County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the Asset Purchase Agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system.

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On March 27, 2002, the Company and Verizon Media Ventures removed the Thousand Oaks Action to the United States District Court for the Central District of California, where it was consolidated with the California Cablevision Action.

On April 12, 2002, the district court conducted a hearing on the City’s and County’s application for a preliminary injunction and, on April 15, 2002, the district court issued a temporary restraining order in part, pending entry of a further order.  On May 14, 2002, the district court issued a preliminary injunction and entered findings of fact and conclusions of law in support thereof (the “May 14, 2002 Order”).  The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company’s and Verizon Media Ventures’ system assets serving subscribers in the City and the County; (ii) required the Company to return “ownership” of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to “manage” the assets as Verizon Media Ventures’ agent to the extent necessary to avoid disruption in services until Verizon Media Ventures chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the City and/or the County access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current “state of the Verizon Media Ventures and the Company systems” in the City and the County.  The Company appealed the May 14, 2002 Order and, on April 1, 2003, the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company’s integration of the Verizon Cable Assets and remanded the actions back to the district court for further proceedings.

In September 2003, the City began refusing to grant the Company’s construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company’s existing cable system assets because the City had not approved the transaction between the Company and Verizon Media Ventures, as allegedly required under the City’s cable ordinance.

Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company’s construction permit requests.  On November 3, 2003, the district court granted the Company’s motion for a preliminary injunction, finding that the Company had demonstrated “a strong likelihood of success on the merits.”  Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company’s renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation.  However, on September 16, 2004, at the City’s request, the court set certain procedural dates, including a trial date of July 12, 2005, which has effectively re-opened the case to active litigation.  Subsequently, the July 12, 2005 trial date was vacated pursuant to a stipulation and order.  On July 11, 2005, the district court referred the matter to a United States magistrate judge for settlement discussions.  A settlement conference was held on October 20, 2005, before the magistrate judge.  On February 21, 2006, the Bankruptcy Court approved a settlement between the Company and the City that resolves the pending litigation and all past franchise non-compliance issues.  Pursuant to the settlement, the parties filed a stipulation that dismissed with prejudice the Thousand Oaks Action as it pertained to the City.  On March 27, 2006, the Bankruptcy Court approved a settlement between the Company and the County that resolves the pending litigation and all past franchise non-compliance issues.  Pursuant to the settlement, the parties will file a stipulation that dismisses with prejudice the Thousand Oaks Action as it pertains to the County.

Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting.  This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top

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boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions.  The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment.  The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process.  The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005.  In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order.  Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court.  In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims.  These three claims will proceed in the Bankruptcy Court.  Adelphia filed its answer on October 14, 2005 and discovery commenced.  On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding.  On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims).  Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims.  On February 24, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities.  However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct.  The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action.  This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders.  By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”).  The Debtors are nominal plaintiffs in this action.

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The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities.  The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act.  Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues.  The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint.  The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004.  In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee.  The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending.  Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court.  By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Non-Agent Banks’ Declaratory Judgment

By complaint dated September 29, 2005, certain non-agent pre-petition lenders of the Debtors sought a declaratory judgment against the Debtors in the Bankruptcy Court seeking, among other things, the enforcement of asserted indemnification rights and rights to fees and expenses.  The non-agent pre-petition lenders subsequently withdrew their complaint.

Devon Mobile Claim

Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states.  Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, that were spun off as TelCove in January 2002.

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile.  On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”).  By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”).  The Devon

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Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished.  Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”).  On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims.  On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims.  On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P.  By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P.  On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris.  By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

Discovery closed and the parties filed cross-motions for summary judgment.  On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint except for the fraudulent conveyance/breach of limited partnership claim.  The Bankruptcy Court denied, in its entirety, the summary judgment motion filed by the Devon Liquidating Trust.  Trial is scheduled to begin on April 17, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws.  Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities.  On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation.  The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets.  Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders.  Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints.  Discovery closed on November 1, 2005 and motions for summary judgment were filed on January 24, 2006, with additional briefing on the motions to follow.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte & Touche LLC (“Deloitte”), Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County.  The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform.  The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family’s misconduct.  The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003.  On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint.  In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution.  Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas.  In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution.  The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants.  On January 9, 2004, Adelphia answered Deloitte’s counterclaims.  Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed.  Following the motion, discovery was effectively stayed for 60 days but has now commenced.  Deloitte and Adelphia have exchanged documents and have begun substantive discovery.  On December 6, 2005, the court extended the discovery deadline to June 5, 2006 and ordered that the case be ready for trial by October 2, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Arahova Motions

Substantial disputes exist between creditors of different Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007 issued by FrontierVision Holdings, L.P., an indirect subsidiary of Adelphia, and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”).  On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information.  The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity, (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute; without finding that

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present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement.  The Bankruptcy Court issued an extensive written decision on these matters.  The Arahova Noteholders’ Committee has appealed the Arahova Order to the District Court.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.   On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock.  Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Adelphia 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”) pursuant to EPA’s Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations.  Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s results of operations or financial condition.

Other

The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business.  Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s financial position or results of operations.

Note 8:  Additional Information

Reclassification

Certain amounts for the forty-four months ended February 28, 2006 have been reclassified to conform with the February 28, 2006 monthly presentation.

Dispositions

As more fully described in Note 5, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove.  Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

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In November 2004, the Company entered into an asset purchase agreement to sell its security monitoring business in Pennsylvania, Florida and New York.   Such sale was approved by the Bankruptcy Court on January 28, 2005 and closed on February 28, 2005.  The adjusted purchase price was $37,900,000.  The Company recognized a $4,500,000 gain on this transaction during the year ended December 31, 2005.

Change in useful life

In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligations with maturities of three months or less when purchased.  The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

Restricted cash is primarily comprised of proceeds from the sale of Century/ML Cable which are being held in escrow pending the resolution of the litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media described in Note 6 and amounts that are collateralized on letters of credit outstanding or restricted as to use under DIP facilities.

February 28, 2006
(amounts in thousands)
Current restricted cash:
DIP facilities	25,917
Current restricted cash	$25,917
Noncurrent restricted cash:
Century/ML Cable sale proceeds	261,511
Other	2,743
Noncurrent restricted cash	$264,254

Accounts receivable

Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $14,055,000 at February 28, 2006.

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of February 28, 2006.

Preferred stock

Contractual dividends applicable to the Company’s preferred stock were $10,010,000 and $440,458,000 for the respective one and forty-four months ended February 28, 2006.

Basic and diluted loss per weighted average share of common stock

Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company’s preferred stock.  Diluted loss per common share is equal to basic net loss per common share

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because the Company’s convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented.  In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

Cash payments for interest were $50,183,000 and $1,543,627,000 for the one and forty-four month periods ended February 28, 2006, respectively.  Included in these amounts are cash payments made by the Company of $19,295,000 and $633,002,000 for the one and forty-four month periods ended February 28, 2006, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Co-Borrowing Entities.

Key Employee Retention Programs

On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the “Stay Plan”) and the Adelphia Communications Corporation Sale Bonus Program (as amended, the “Sale Plan”).  On April 20, 2005, the Bankruptcy Court entered the EVP KERP Order authorizing the Debtors to implement and adopt the EVP Stay Plan and, together with the Stay Plan and the Sale Plan, the “Continuity Program”), and authorized the Executive Vice Presidents’ participation in a stay bonus program.  The EVP Stay Plan was amended on November 3, 2005.  Such amendment is contingent upon a Change in Control (as defined in the EVP Stay Plan).  The Continuity Program is designed to motivate certain employees (including our Named Executive Officers, other than our Chief Executive Officer and Chief Operating Officer) to remain with the Company.

With respect to the Continuity Program, in the event that a Change in Control (as defined in the EVP Stay Plan, the Stay Plan and the Sale Plan) occurs and all of the bonuses under the Continuity Program are paid, the total cost of the Continuity Program could be approximately $33.7 million (including approximately $1.4 million payable under the EVP Stay Plan, approximately $9.4 million paid under the Stay Plan during 2005, approximately $19.9 million payable under the Sale Plan (including approximately $1.9 million payable to certain Executive Vice Presidents under the Sale Plan pursuant to the EVP KERP Order) and a $3.0 million pool from which our Chief Executive Officer may grant additional stay or sale bonuses.

Statistical information

The table below provides information on the number of basic customers, digital customers and high speed internet customers as of February 28, 2006 and January 31, 2006.  As of June 30, 2005, the Managed Cable Entities do not include Coudersport and Bucktail.  For additional information, see Note 7.

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	Filing Entities	Brazil	Managed Cable Entities	Century/ML Cable and St. Marys	Total

February 28, 2006:
Basic customers	4,649,041	55,299	219,542	4,738	4,928,620
Digital customers	1,930,597	—	91,670	313	2,022,580
High speed internet customers	1,685,141	7,422	91,146	129	1,783,838
Total revenue generating units	8,264,779	62,721	402,358	5,180	8,735,038

January 31, 2006:
Basic customers	4,645,488	55,453	219,197	4,642	4,924,780
Digital customers	1,918,761	—	91,012	287	2,010,060
High speed internet customers	1,647,923	7,178	89,447	135	1,744,683
Total revenue generating units	8,212,172	62,631	399,656	5,064	8,679,523

Note 9.  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 36 are for the period from February 1 through February 28, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP.  The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

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Summary

	For the Month Ended February 28, 2006	Reference

Gross wages paid	$45,010,641	Schedule I
Employee payroll taxes withheld	9,961,777	Schedule I
Employer payroll taxes due	5,507,359	Schedule I
Payroll taxes paid*	13,213,326	Schedule II*
Sales and other taxes due	7,869,800	Schedule III
Gross taxable sales	98,080,663	Schedule III
Real estate and personal property taxes paid	819,485	Schedule IV
Sales and other taxes paid	6,962,438	Schedule V
Cash disbursements	316,655,232	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

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Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended February 28, 2006

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
03-Feb-06	$21,981,735	$4,835,455	$2,709,741
17-Feb-06	$23,028,907	$5,126,322	$2,797,618
Total	$45,010,641	$9,961,777	$5,507,359

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Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended February 28, 2006

Payee	Payroll Taxes Paid	Payment Date
WEST VIRGINIA DEPT OF TAX	$371.62	2/1/2006
COLUMBUS CITY INCOME TAX	1,510.87	2/3/2006
MISSOURI DEPARTMENT OF R	49.00	2/3/2006
MONTANA DEPARTMENT OF REVENUE	890.45	2/3/2006
NEBRASKA DEPARTMENT OF REVENUE	12.58	2/3/2006
WEST VIRGINIA DEPT OF TAX	8,599.03	2/3/2006
INTERNAL REVENUE SERVICE	5,710,391.97	2/6/2006
STATE OF ALABAMA	4,379.33	2/6/2006
STATE OF ARIZONA	2,666.79	2/6/2006
STATE OF CALIFORNIA	152,221.72	2/6/2006
STATE OF COLORADO	63,128.00	2/6/2006
STATE OF CONNECTICUT	10,696.61	2/6/2006
STATE OF GEORGIA	7,346.56	2/6/2006
STATE OF IDAHO	4,417.00	2/6/2006
STATE OF INDIANA	890.07	2/6/2006
STATE OF KANSAS	329.11	2/6/2006
STATE OF KENTUCKY	17,439.65	2/6/2006
STATE OF MAINE	20,562.37	2/6/2006
STATE OF MARYLAND	15,404.26	2/6/2006
STATE OF MASSACHUSETTS	27,496.88	2/6/2006
STATE OF MICHIGAN	106.10	2/6/2006
STATE OF MISSISSIPPI	2,426.00	2/6/2006
STATE OF NEW JERSEY	782.59	2/6/2006
STATE OF NEW YORK	103,116.65	2/6/2006
STATE OF NORTH CAROLINA	11,797.00	2/6/2006
STATE OF OHIO	65,295.68	2/6/2006
STATE OF OKLAHOMA	229.76	2/6/2006
STATE OF PENNSYLVANIA	86,816.60	2/6/2006
STATE OF SOUTH CAROLINA	2,904.80	2/6/2006
STATE OF VERMONT	14,412.34	2/6/2006
STATE OF VIRGINIA	51,928.72	2/6/2006
STATE OF WISCONSIN	681.98	2/6/2006
BREATHITT TAX ADMIN	4.75	2/8/2006
ASHTABULA INCOME TAX	355.84	2/17/2006
CENTRAL COLLECTION AGENCY	28,113.83	2/17/2006
CITY OF CHILLICOTHE	1,924.05	2/17/2006
CITY OF CLEVELAND HEIGHTS	4,604.99	2/17/2006
CITY OF MARION	781.25	2/17/2006
CITY OF NEWARK	3,455.82	2/17/2006
CITY OF PITTSBURGH	600.84	2/17/2006
CITY OF PORTSMOUTH	448.18	2/17/2006
COLUMBUS CITY INCOME TAX	1,234.05	2/17/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended February 28, 2006

Payee	Payroll Taxes Paid	Payment Date
DIRECTOR OF FINANCE	378.92	2/17/2006
EUCLID INCOME TAX	2,872.64	2/17/2006
LORAIN CITY TAX	1,760.75	2/17/2006
MONTANA DEPARTMENT OF REVENUE	841.05	2/17/2006
RITA	12,205.19	2/17/2006
SCHOOL DISTRICT INCOME TAX	2,423.92	2/17/2006
TREASURER CITY OF OWENSBORO	262.87	2/17/2006
VILLAGE OF GREENWOOD	520.00	2/17/2006
WASHINGTON DC - DIV OF FINANCE	363.54	2/17/2006
WEST VIRGINIA DEPT OF TAX	8,698.66	2/17/2006
INTERNAL REVENUE SERVICE	6,033,181.02	2/21/2006
STATE OF ARIZONA	3,773.27	2/21/2006
STATE OF CALIFORNIA	188,231.64	2/21/2006
STATE OF COLORADO	59,930.00	2/21/2006
STATE OF CONNECTICUT	11,019.86	2/21/2006
STATE OF GEORGIA	7,666.22	2/21/2006
STATE OF IDAHO	4,603.00	2/21/2006
STATE OF INDIANA	935.41	2/21/2006
STATE OF KANSAS	399.10	2/21/2006
STATE OF KENTUCKY	18,339.20	2/21/2006
STATE OF MAINE	22,087.37	2/21/2006
STATE OF MARYLAND	16,575.69	2/21/2006
STATE OF MASSACHUSETTS	27,249.22	2/21/2006
STATE OF MICHIGAN	108.14	2/21/2006
STATE OF NEW YORK	108,175.55	2/21/2006
STATE OF NORTH CAROLINA	12,376.72	2/21/2006
STATE OF OHIO	75,376.33	2/21/2006
STATE OF OKLAHOMA	209.73	2/21/2006
STATE OF PENNSYLVANIA	88,144.54	2/21/2006
STATE OF SOUTH CAROLINA	3,419.63	2/21/2006
STATE OF VERMONT	16,621.92	2/21/2006
STATE OF VIRGINIA	53,067.31	2/21/2006
STATE OF WISCONSIN	681.98	2/21/2006
TOTALS	13,213,326.08

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended February 28, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ACC CT-184 1/4ly Estimate	$1,266	$—
ACC CT-186E 1/4ly Estimate	9,598	—
Adelphia Telecommunications Inc.	4	A
Adelphia Telecommunications Inc.	1,895	—
Adelphia Telecommunications Inc.	15,292	304,016
Adelphia Telecommunications Inc.	—	1
Arizona Department of Revenue	484	5,439
ATI NECA TRS	6,297	—
ATI SC USF – Mary Ellen	174	—
ATI USF Invoices #815796 (to Chicago IL)	158,499	—
ATI-FL FCC USF Invoices (to Chicago IL)	54,793	—
ATI-FL NECA TRS	1,684	—
Board of Equalization	15	208
Board of Equalization	42	523
City of Albion	409	6,815
City of Baldwin Park	4,805	160,158
City of Beaumont	3,097	103,232
City of Brawley	8,694	217,343
City of Charlottesville	58,130	581,303
City of Colorado Springs	155	6,216
City of Colton	8,811	254,802
City of Englewood	—	31
City of Fontana	169	3,386
City of Hermosa Beach	22,910	381,841
City of Holtville	2,042	40,831
City of Kelso	6,649	110,819
City of La Habra	26,855	447,590
City of Longview	22,608	376,794
City of Moreno Valley	57,132	952,196
City of Palouse	530	7,577
City of Petersburg	19,494	97,470
City of Pico Rivera	9,666	193,311
City of Placentia	15,852	452,926
City of Port Hueneme	9,489	237,214
City of Redondo Beach	48,947	1,030,455
City of Rialto	35,714	446,415
City of San Bernardino	61,520	775,797

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended February 28, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
City of San Buenaventura	37,826	756,526
City of Santa Monica	152,144	1,521,442
City of Waynesboro	27,448	274,480
City of Winchester	15,492	154,924
Colorado Dept. of Revenue	746	26,887
Colorado Dept. of Revenue	3,028	74,729
Commissioner of Revenue Services	304,913	5,807,883
Commissioner of Revenue Services	366,972	6,116,199
Commonwealth of Massachusetts	8,225	164,512
Comptroller of Maryland	27,132	542,644
County of Montgomery	7,856	78,561
Florida Department of Revenue	3,693,213	26,121,921
Florida Department of Revenue	193,510	2,967,760
Georgia Department of Revenue	21,683	309,221
GS Cable LLC PPV	307	6,143
Idaho State Tax Commission	5,846	116,931
Indiana Department of Revenue	36,958	615,968
Internal Revenue Service	21,049	701,650
Kansas Dept. of Revenue	14,804	196,073
Kentucky Revenue Cabinet	182,636	6,087,817
Kentucky Revenue Cabinet	5,680	94,661
Kentucky Revenue Cabinet	177,079	5,908,308
Maine Revenue Services	146	2,892
Maine Revenue Services	325,862	6,517,230
Mississippi State Tax Commission	39,388	562,679
Mississippi State Tax Commission	1,450	20,721
NC Department of Revenue	24,467	342,785
NC Department of Revenue	33,547	1,515,550
NYS Sales Tax Processing	9,724	125,064
Oklahoma Tax Commission	475	7,828
PA Department of Revenue	243,899	4,297,996
South Carolina Dept. of Revenue	53,574	798,456
State of New Hampshire	131,100	1,872,867
State Tax Department	347,194	5,786,554
TN Department of Revenue	72,851	786,396
Town of Blacksburg	14,018	140,181
Town of Mt Crested Butte	1,436	31,906

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended February 28, 2006

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
Town of South Boston	4,980	49,800
Treasurer State of Ohio	192,521	2,764,711
Vermont Department of Taxes	372,933	6,215,549
Vermont Department of Taxes	249	4,151
Virginia Department of Taxation	16,326	326,507
Washington Dept. of Revenue	5,269	68,425
Wyoming Department of Revenue	123	2,466

Total	$7,869,800	$98,080,663

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2006

Payee	Amount Paid	Check Date
ADAMS COUNTY TREASURER	$153	02/17/06
ALBEMARLE COUNTY	1,454	02/08/06
AQUINNAH TOWN	369	02/02/06
ARAPAHOE COUNTY	74,625	02/06/06
ARAPAHOE COUNTY	7,854	02/09/06
ASHTABULA COUNTY COURTHOUSE	3,341	02/06/06
AURORA TOWN HALL	4,233	02/02/06
BLACKBURN CENTER, LLC	433	02/24/06
BULLS GAP TAX COLLECTOR	688	02/06/06
BUTLER COUNTY	2,004	02/15/06
CAL & JOANNE FAMILY LTD PRTNRSP	200	02/23/06
CARROLL COUNTY	6	02/09/06
CARTER COUNTY COURTHOUSE	2,960	02/24/06
CAYUGA COUNTY TREASURER	8,878	02/06/06
CHAUTAUQUA COUNTY	1,004	02/02/06
CHAUTAUQUA COUNTY	47,603	02/06/06
CITY OF AUBURN	3,509	02/06/06
CITY OF BUENA VISTA	25	02/25/06
CITY OF FROSTBURG	9,069	02/15/06
CITY OF NORTH TONAWANDA	4,093	02/25/06
CITY OF WINOOSKI	9,171	02/25/06
CITY TREASURER OF DUNKIRK	9,601	02/06/06
CITY TREASURER OF TONAWANDA	951	02/02/06
COLUMBIANA COUNTY TREASURER	482	02/24/06
COTTAGE ROAD ASSOC	5,376	02/16/06
COUNTY OF HENRICO	186	02/09/06
DARLINGTON COUNTY	137	02/13/06
DORIS LAWTON	1,129	02/01/06
DORIS LAWTON	1,030	02/25/06
EASTLAKE COMMERCIAL	62	02/23/06
EDGECOMBE COUNTY TAX COLLECTOR	—	02/06/06
EDGECOMBE COUNTY TAX COLLECTOR	9,713	02/08/06
EL PASO COUNTY TREASURER	69,672	02/06/06
ERIE COUNTY TAX DEPARTMENT	18,883	02/02/06
ERIE COUNTY TAX DEPARTMENT	4,085	02/03/06
GE CAPITAL FLEET SERVICES	9,875	02/08/06
GE CAPITAL FLEET SERVICES	1,771	02/10/06
GLENN FALLS CITY TREASURER	5,572	02/06/06
GREENE COUNTY TRUSTEE	76,710	02/06/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2006

Payee	Amount Paid	Check Date
GROSS & JARSON REALTY CO	3,083	02/23/06
GUNNISON COUNTY TREASURER	27,026	02/06/06
GUNNISON COUNTY TREASURER	142	02/25/06
HALIFAX TOWN	41	02/06/06
HAMBLEN COUNTY	9,829	02/06/06
HARDIN COUNTY TAX COLLECTOR	198	02/24/06
HAWKINS COUNTY TRUSTEE	2,333	02/25/06
HERTFORD COUNTY TAX OFFICE	19,676	02/25/06
HOCKING COUNTY TREASURER	356	02/06/06
IREDELL COUNTY TAX COLLECTOR	228	02/09/06
JEFFERSON COUNTY	—	02/24/06
KIR TEMECULA L.P.	105	02/24/06
LACKAWANNA CITY TREASURER	8,709	02/02/06
LACKAWANNA COUNTY	1,949	02/25/06
LARRY SCHREDER	1,116	02/08/06
LAS ANIMAS COUNTY TREASURER	230	02/25/06
LEVY COUNTY TAX COLLECTOR	40,861	02/09/06
LEWISPORT CITY COLLECTOR	250	02/25/06
LICKING COUNTY TREASURER	1,313	02/06/06
LICKING COUNTY TREASURER	11,733	02/25/06
LONDON SHOPPING CENTER	257	02/24/06
LOS ANGELES COUNTY	10,412	02/01/06
LOUDON COUNTY TRUSTEE	6,174	02/06/06
MADAWASKA TOWN	14,790	02/24/06
MARICOPA COUNTY	1,592	02/24/06
MARION COUNTY OH	711	02/06/06
MEDINA COUNTY	712	02/06/06
MORENCI CITY	1,428	02/06/06
MOUNT AIRY TOWN	4,414	02/25/06
NIAGARA FALLS CITY	14,054	02/24/06
ORANGE COUNTY	10,376	02/15/06
ORCHARD PARK TAX COLLECTOR	8,455	02/02/06
PAULDING COUNTY TREASURER	525	02/06/06
PICKAWAY COUNTY TREASURER	1,168	02/06/06
PIKE COUNTY COURTHOUSE	291	02/06/06
RECEIVER OF TAXES & ASSESSMENTS	19,911	02/02/06
RIPLEY TOWN TAX COLLECTOR	2,857	02/06/06
RITE AID CORORATION	256	02/23/06
ROBERT CORMACK	13	02/28/06
ROSS COUNTY TREASURER	10,792	02/06/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended February 28, 2006

Payee	Amount Paid	Check Date
SAN MIGUEL COUNTY TREASURER	4,674	02/06/06
SARATOGA COUNTY TREASURER	7,633	02/09/06
SARATOGA COUNTY TREASURER	146	02/15/06
SCIOTO COUNTY	2,048	02/06/06
SHELBY COUNTY TREASURER	2,243	02/24/06
SOUTH HAMPTON COUNTY	23	02/25/06
ST ALBANS CITY TREASURER	4,854	02/25/06
STATE OF MARYLAND	300	02/17/06
SUMMIT COUNTY	3,186	02/06/06
SUPERIOR LEASING INC	316	02/16/06
SURRY COUNTY TAX COLLECTOR	5	02/15/06
TOWN OF ACCIDENT TREASURER	533	02/25/06
TOWN OF AMHERST	412	02/02/06
TOWN OF CLARENCE	6,483	02/02/06
TOWN OF CONCORD	531	02/24/06
TOWN OF DUNKIRK COLLECTOR	1,049	02/06/06
TOWN OF GRAND ISLAND	5,787	02/02/06
TOWN OF GREENEVILLE	34,685	02/06/06
TOWN OF KINGSTON	3,308	02/02/06
TOWN OF POMFRET	803	02/06/06
TOWN OF TONAWANDA	11,070	02/02/06
TOWN OF WEST SENECA	64,842	02/02/06
TREASURER OF FRONT ROYAL TOWN	20	02/06/06
TREASURER OF TAZEWELL COUNTY	39	02/09/06
TREASURER OF TAZEWELL COUNTY	24,888	02/25/06
TSC, LC	435	02/23/06
TUSCARAWAS COUNTY	94	02/06/06
WA-JER, INC.	2,134	02/10/06
WASHINGTON COUNTY TREASURER	298	02/25/06
WESTFIELD TOWN TAX COLLECTOR	1,373	02/06/06

TOTAL	819,485

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended February 28, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	$480	02/09/06
BOARD OF EQUALIZATION	Sales Tax	1	02/24/06
CENTRAL RETURNS PROCESSING UNIT	Sales Tax	5,112	02/27/06
CITY OF BALDWIN PARK	Utility Tax	5,552	02/09/06
CITY OF BEAUMONT	Utility Tax	4,375	02/09/06
CITY OF BRAWLEY	Utility Tax	8,592	02/09/06
CITY OF CHARLOTTSVILLE	Utility Tax	54,741	02/10/06
CITY OF COLORADO SPRINGS	Sales Tax	102	02/09/06
CITY OF COLTON	Utility Tax	10,244	02/09/06
CITY OF FONTANA	Utility Tax	172	02/09/06
CITY OF HERMOSA BEACH	Utility Tax	22,442	02/09/06
CITY OF HOLTVILLE	Utility Tax	2,054	02/09/06
CITY OF LA HABRA	Utility Tax	26,743	02/09/06
CITY OF MORENO VALLEY	Utility Tax	66,870	02/09/06
CITY OF OLYMPIA	Gross Receipts Tax	5	02/14/06
CITY OF PICO RIVERA	Utility Tax	12,287	02/09/06
CITY OF PLACENTIA	Utility Tax	16,166	02/09/06
CITY OF PORT HUENEME	Utility Tax	10,700	02/09/06
CITY OF REDONDO BEACH CA	Utility Tax	48,236	02/09/06
CITY OF RIALTO	Utility Tax	39,557	02/09/06
CITY OF SAN BERNARDINO	Utility Tax	65,325	02/09/06
CITY OF SAN BUENAVENTURA	Utility Tax	37,185	02/09/06
CITY OF SANTA MONICA	Utility Tax	166,561	02/09/06
CITY OF WAYNESBORO	Utility Tax	28,313	02/10/06
CITY OF WINCHESTER	Sales Tax	477	02/13/06
CITY OF WINCHESTER	Utility Tax	15,290	02/13/06
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	—	02/09/06
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	134	02/14/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	—	02/09/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	524	02/14/06
COLORADO DEPT OF REVENUE	Sales Tax	2,704	02/21/06
COMPTROLLER OF MARYLAND	Sales Tax	10,159	02/23/06
COMPTROLLER OF MD	Sales Tax	9,865	02/23/06
CONNECTICUT DEPT OF REVENUE	Sales Tax	365,069	02/28/06
COUNTY OF MONTGOMERY	Utility Tax	7,835	02/10/06
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	30,275	02/21/06
FLORIDA DEPT OF REVENUE	Sales Tax	188,132	02/21/06
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,626,810	02/21/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	20,586	02/21/06
IDAHO STATE TAX COMMISSION	Sales Tax	5,821	02/10/06
INDIANA DEPT OF REVENUE	Sales Tax	1,935	02/09/06
INDIANA DEPT OF REVENUE	Sales Tax	18,591	02/21/06
INTERNAL REVENUE SERVICE	Federal Excise Tax	19,984	02/10/06
KANSAS DEPT OF REVENUE	Sales Tax	15,069	02/24/06
KENTUCKY REVENUE CABINET	Gross Receipts Tax	10	02/17/06
KENTUCKY REVENUE CABINET	Gross Receipts Tax	3	02/24/06
KENTUCKY REVENUE CABINET	Sales Tax	4,759	02/17/06
KENTUCKY REVENUE CABINET	Utility Tax	341,963	02/24/06
KENTUCKY STATE TREASURER	Sales Tax	631	02/09/06
KENTUCKY STATE TREASURER	Sales Tax	798	02/15/06
MAINE REVENUE SERVICES	Sales Tax	407	02/15/06
MASS DEPT OF REVENUE	Sales Tax	3,968	02/21/06
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	40,803	02/21/06
MONONGALIA GENERAL HOSPITAL	Sales Tax	8,667	02/07/06
NECA TRS	Federal USF	7,981	02/14/06
NECA VUSF	Gross Receipts Tax	46	02/01/06
NEUSTAR INC	Federal USF	1,178	02/16/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	672	02/15/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	23,195	02/21/06
NYS SALES TAX PROCESSING	Sales Tax	1,455	02/08/06
OKLAHOMA TAX COMMISSION	Sales Tax	468	02/08/06
PA DEPARTMENT OF REVENUE	Sales Tax	224,845	02/21/06
PA DEPT. OF REVENUE	Sales Tax	601	02/14/06
PETERSBURG CITY O(T)	Utility Tax	18,942	02/10/06
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	53,059	02/17/06
STATE OF NEW HAMPSHIRE	Utility Tax	116,078	02/08/06
TENNESSEE DEPT OF REVENUE	Sales Tax	64,881	02/21/06
TOWN OF ALBION	Utility Tax	395	02/15/06
TOWN OF BLACKSBURG	Utility Tax	13,741	02/10/06
TOWN OF MT CRESTED BUTTE	Utility Tax	1,427	02/09/06
TOWN OF SOUTH BOSTON	Utility Tax	4,812	02/10/06
TREASURER OF STATE OF OHIO	Sales Tax	17,705	02/17/06
TREASURER STATE OF OHIO	Sales Tax	131,407	02/17/06
TREASURER STATE OF OHIO	Sales Tax	16,141	02/20/06
TREASURER STATE OF OHIO	Sales Tax	1,086	02/21/06
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	209,720	02/14/06
VERMONT DEPT OF TAXES	Sales Tax	239	02/08/06
VERMONT DEPT OF TAXES	Sales Tax	357,840	02/23/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended February 28, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	1,031	02/10/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,429	02/13/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	10,989	02/14/06
WASHINGTON DEPT OF REVENUE	Sales Tax	5,027	02/21/06
WEST VIRGINA UNIVERSITY	Sales Tax	1,454	02/07/06
WEST VIRGINIA STATE TAX DEPART	Sales Tax	84,584	02/17/06
WEST VIRGINIA STATE TAX DEPT	Sales Tax	215,926	02/17/06

Total		$6,962,438

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,722,493
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,086
ACC OPERATIONS, INC.	081-02-41956	02-41956	212,456
ACC Properties 103, LLC	XXX-05-44167	05-44167	—
ACC Properties 105, LLC	XXX-05-44170	05-44170	—
ACC Properties 109, LLC	XXX-05-44171	05-44171	—
ACC Properties 121, LLC	XXX-05-44168	05-44168	1,193
ACC Properties 122, LLC	XXX-05-44174	05-44174	21,218
ACC Properties 123, LLC	XXX-05-44178	05-44178	—
ACC Properties 130, LLC	XXX-05-44190	05-44190	232
ACC Properties 146, LLC	XXX-05-44192	05-44192	3,186
ACC Properties 154, LLC	XXX-05-44193	05-44193	—
ACC Properties 156, LLC	XXX-05-44195	05-44195	—
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	464,191
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	33,695
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	5,061,686
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	446,703
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	947,230
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,093,819
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	7,695,551
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,059,192
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	532,857
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	535,299
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	416,216
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,470,064
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	191,092
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	1,015,206
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	229,271
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	172,438
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,593,405
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	72,906
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	61,010,848
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,957,187

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,104,089
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	10,574,817
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	349,544
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	70
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,519,932
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,228,594
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	96,615
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	1,978,589
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,556,335
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	595
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	70
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,392,261
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	89,308
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,648,185
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	645
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	420
BADGER HOLDING CORP	081-02-41792	02-41792	70
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	230,710
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	484,278
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,086
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	761,558
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	178,841
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	70
CENTURY ALABAMA CORP.	081-02-41889	02-41889	120,582
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	452,705
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	940

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	23,099,225
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	154,001
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,198,510
CENTURY CAROLINA CORP.	081-02-41886	02-41886	485,035
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	272,531
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	4,286,806
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	3,126,804
CENTURY CULLMAN CORP.	081-02-41888	02-41888	221,564
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	201,882
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,393,587
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	70
CENTURY INVESTORS, INC.	081-02-41733	02-41733	70
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	26,158
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	70
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	164,905
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	165,629
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	517,153
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	268,910
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	157,496
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	494,067
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	530,055
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	140
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	70
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	70
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	115,472
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	420,945
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	70
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	83,021
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	800
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	38,024,870
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	800

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	210
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	11,414,560
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	672
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	754
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	216,498
CMA CABLEVISION ASSOCIATES XI, Limited Partnership	081-02-41807	02-41807	123,989
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	576,078
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	392,200
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	9,275
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	70
FOP INDIANA, L.P.	081-02-41816	02-41816	132,591
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	1,541,854
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	594,324
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	70
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	70
FRONTIERVISION HOLDINGS CAPITAL II CORP	081-02-41823	02-41823	70
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	23,440,471
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	—
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	3,200
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	1,657,777
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,209,091
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,748,860
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	730,681
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	109,211
KOOTENAI CABLE, INC.	081-02-41875	02-41875	806,916
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	161,740
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	11,469
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	525
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	373,580
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,280
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	292,777
MICKELSON MEDIA, INC.	081-02-41782	02-41782	150,609
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	400
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	190,844
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,295
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	3,635,637
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	376,919
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	1,981,300
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	8,858,095
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	70
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	70
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	1,486,886
PAGE TIME, INC.	081-02-41839	02-41839	1,997
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	179,514
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	18,062,227
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	70
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	380,031
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	211,663
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	72,280
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	591,163
S/T CABLE CORPORATION	081-02-41791	02-41791	70
SABRES, INC.	081-02-41838	02-41838	98
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,326,090
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	13,538,999
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	173,643

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended February 28, 2006

LEGAL ENTITY	Account Number	Case Number	Disbursements
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	767,220
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	10,766
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	794,182
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	196,277
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	947,892
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	1,949,738
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	91
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	604,765
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	273
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	1,100
UCA LLC	081-02-41834	02-41834	11,322,635
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	89,443
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	140,092
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	169,365
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	244,748
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,216,053
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	88,171
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	262,903
YUMA CABLEVISION, INC.	081-02-41868	02-41868	880,270

Total			$316,655,232

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 – 05/16/06

Commercial General Liability	AIG (American Home Assurance Co)	5741722	05/16/05 – 05/16/06

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 2713236 VA - 2713235	05/16/05 – 05/16/06
All other states - 2713234

Excess Automobile Liability	AIG (Lexington)	All States – 1507622	05/16/05 – 05/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6690514; 6609515; 6609516; 6609517	05/16/05 – 05/16/06

Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 – Ongoing*

West Virginia	West Virginia Workers’ Compensation	20104948 101	10/1/99 – Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 – Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 – 10/15/06

Employment Practices Liability	AXIS Reinsurance Co.	RBN505212	03/18/05 – 03/18/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 – 11/01/06

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 – 05/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 – 05/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 – 12/31/06

New York Disability	MetLife	117359	12/01/04 – 12/31/06

Pollution Liability	Quanta Specialty Lines Insurance	On-site coverage (2000265)	01/01/05 – 01/01/06
	Company	Off-site coverage(2000266)

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 – 12/31/06

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 – 12/31/06

Excess Directors & Officers Liability	Various	Various	12/31/05 – 12/31/06

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/05 – 05/16/06

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 – 04/01/06

* Ongoing means until the policy is cancelled by Adelphia or carrier

** The named insured is Adelphia Communications Corporation et al for all of the coverages.